Exhibit 99.1

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)	AA-EC-2013-XX
Broadway Federal Bank, f.s.b.	)
Los Angeles, California	)

CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”), through his duly authorized representative, has supervisory authority over Broadway Federal Bank, f.s.b., Los Angeles, California (“Bank”);

WHEREAS, the Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a Stipulation and Consent to the Issuance of a Consent Order (“Stipulation and Consent”), dated October         , 2013, that is accepted by the Comptroller through his duly authorized representative; and

WHEREAS, by this Stipulation and Consent, which is incorporated by reference, the Bank, has consented to the issuance of this Consent Order (“Order”) by the Comptroller.

NOW, THEREFORE, pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

ARTICLE I

COMPLIANCE COMMITTEE

(1)   Within fifteen (15) days of the date of this Order, the Board shall appoint a Compliance Committee of at least three (3) Directors of which all shall not be employees, former employees, or controlling shareholders of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person.  The Chairman of the Board may not serve as a member of the Compliance Committee.  Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be immediately submitted in writing to the Director of Special Supervision (“Director”).  The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order.

(2)   The Compliance Committee shall meet at least monthly.

(3)   Within thirty (30) days of the end of each calendar quarter of this Order, or within such other time period as the Director requires in writing, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)     a description of the actions needed to achieve full compliance with each Article of this Order, Bank personnel responsible for implementing the corrective actions, and the timeframes for completion;

(b)     actions taken to comply with each Article of this Order; and

(c)     the results and status of those actions.

(4)   The Board shall forward a copy of the Compliance Committee’s reports, with any additional comments by the Board, to the Director on a quarterly basis or within such other time period as the Director may require in writing.

ARTICLE II

STRATEGIC PLAN

(1)   No later than January 31, 2014, the Board shall revise and forward to the Director for his review, pursuant to paragraph three (3) of this Article, a written Strategic Plan for the Bank that is acceptable to the Director, covering at least a three-year period.  The Strategic Plan shall establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital and liquidity adequacy, together with strategies to achieve those objectives, and shall, at a minimum, include:

(a)     a mission statement that forms the framework for the establishment of strategic goals and objectives;

(b)     the strategic goals and objectives to be accomplished, including key financial indicators and risk tolerances;

(c)     identification of Bank personnel responsible and accountable for the strategic planning process and accomplishing each goal and objective of the Strategic Plan, including specific timeframes;

(d)     a description of the Bank’s systems and metrics designed to monitor the Bank’s progress in meeting the Strategic Plan’s goals and objectives;

(e)     a description of the Bank’s targeted market(s) and an assessment of the current and projected risks and competitive factors in its identified target market(s) and a description of control systems to mitigate risks in the Bank’s markets;

(f)      an assessment of theBank’s strengths, weaknesses, opportunities, and threats that impact strategic goals and objectives;

(g)     an assessment of the present and planned product lines (assets and liabilities) and the identification of appropriate risk management systems to identify, measure, monitor, and control risks within the product lines; and

(h)     a management employment and succession program to promote the retention and continuity of capable management.

(2)   If the Board’s Strategic Plan under paragraph one (1) of this Article includes a proposed sale or merger of the Bank, the Strategic Plan shall, at a minimum, address the steps that will be taken and the associated timeline to effect the implementation of that alternative.

(3)   Prior to adoption by the Board, a copy of the Strategic Plan, and any subsequent amendments or revisions, shall be submitted to the Director for review and prior written determination of no supervisory objection.  At the next Board meeting following receipt of the Director’s written determination of no supervisory objection, the Board shall adopt and the Bank, subject to Board review and ongoing monitoring, shall immediately implement and thereafter ensure adherence to the Strategic Plan.

(4)   The Bank may not initiate any action that deviates significantly from the Strategic Plan (that has received a supervisory no-objection from the Director and that has been adopted by the Board) without a written determination ofno supervisory objection from the Director.   The Board must give the Director advance and written notice of its intent to deviate significantly from the Strategic Plan, along with an assessment of the impact of such change on the Bank’s condition, including a profitability analysis and an evaluation of the adequacy of the Bank’s organizational structure, staffing, management information systems, internal controls, and written policies and procedures to identify, measure, monitor, and control the risks associated with the change in the Strategic Plan.For the purposes of this Article, changes that may constitute a significant deviation from the Strategic Plan include, but are not limited to, a change in the Bank’s marketing strategies, products and services, marketing partners, underwriting practices and standards, credit administration, account management, collection strategies or operations, fee structure or pricing, accounting processes and practices, or funding strategy, any of which, alone or in aggregate, may have a material impact on the Bank’s operations or financial performance;

or any other changes in personnel, operations, or external factors that may have a material impact on the Bank’s operations or financial performance.

(5)   At least quarterly, the Board shall prepare a written evaluation of the Bank’s performance against the Strategic Planand shall include a description of the actions the Board will require the Bank to take to address any shortcomings, which shall be documented in the Board meeting minutes.  Upon completion of its evaluation, the Board shall submit a copy to the Director.

(6)   The Board shall review and update the Strategic Plan at least annually and more frequently if necessary or if requested by the Director in writing.

(7)   Until the Strategic Plan required under this Article has been submitted by the Bank for the Director’s review, received a written determination of no supervisory objection from the Director, and is being implemented by the Bank, the Bank shall not significantly deviate from the products, services, asset composition and size, funding sources, structure, operations, policies, procedures, and markets of the Bank that existed before this Order without first obtaining the Director’s prior written determination of no supervisory objection to such significant deviation.  Any request to the Director for prior written determination of no supervisory objection to a significant deviation must be submitted to the Director at least forty-five (45) days in advance of the significant deviation, along with an assessment of the impact of such change on the Bank’s condition, including a profitability analysis and an evaluation of the adequacy of the Bank’s organizational structure, staffing, management information systems, internal controls, and written policies and procedures to identify, measure, monitor, and control the risks associated with the change.

ARTICLE III

CAPITAL PLAN

(1)   No later than January 31, 2014, the Bank shall achieve and maintain the following minimum capital ratios (as defined in 12 C.F.R. Part 167):

(a)    Tier 1 capital to adjusted total assets ratio at least equal to nine percent (9%); and

(b)    Total risk-based capital at least equal to thirteen percent (13%).

(2)   Therequirement in this Order to meet and maintain a specific capital level means that the Bank may not be deemed to be “well-capitalized” for purposes of 12 U.S.C. § 1831o and 12 C.F.R. Part 165, pursuant to 12 C.F.R. § 165.4(b)(1)(iv).

(3)   Within ninety (90) days of the date of this Order, the Board shall implement an effective internal capital planning process to assess the Bank’s capital adequacy in relation to its overall risks and to ensure maintenance of appropriate capital levels, which shall in no event be less than the requirements of paragraph one (1) of this Article.  The capital planning process shall be consistent with OCC Bulletin 2012-16 (June 7, 2012), Guidance for Evaluating Capital Planning and Adequacy, and shall ensure the integrity, objectivity, and consistency of the process through adequate governance.  The Board shall document the initial capital planning process and thereafter review and document the capital planning process at least annually or more frequently if requested by the Director in writing.

(4)   Within ninety (90) days of the date of this Order, the Board shall forward to the Director for his review, pursuant to paragraph seven (7) of this Article, a written Capital Plan for the Bank, consistent with the Strategic Plan pursuant to Article II, covering at least a three (3) year period.  The written Capital Plan shall, at a minimum:

(a) include specific plans for the maintenance of adequate capital, which shall in no event be less than the requirements of paragraph one (1) of this Article;

(b)  include detailed quarterly financial projections for growth and capital requirements, based upon a detailed analysis of the Bank’s assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

(c) include projections of the sources and timing of additional capital to meet the Bank’s future needs, as set forth in the Strategic Plan;

(d) identify primary sources from which the Bank will establish a strategy to maintain capital adequacy and strengthen capital, if necessary, to meet the Bank’s future capital;

(e) include contingency or back-up capital plans, commensurate with the Bank’s overall risk and complexity, that identify alternative methods to strengthen capital, should the primary source(s) under paragraph 6(d) of this Article not be available; and

(f) include specific plans detailing how the Bank will comply with restrictions or requirements set forth in this Order that will have an impact on the Bank’s capital.

(5)   If the Bank’s written Capital Plan outlines a sale or merger of the Bank, the written Capital Plan shall only address the steps that will be taken and the associated timeline, to ensure that within ninety (90) days after the receipt of the Director’s written determination of no supervisory objection to the written Capital Plan, a definitive agreement for the sale or merger is executed.

(6)   The Bank may declare or pay a dividend or make a capital distribution only:

(a)     when the Bank is in compliance with its approved written Capital Plan and would remain in compliance with its approved written Capital Plan immediately following the declaration or payment of any dividend or the capital distribution; and

(b) following the approval of the Director pursuant to 12 U.S.C. Part 163 Subpart E.

(7)   Prior to adoption of a written Capital Plan by the Board, a copy of the written Capital Plan shall be submitted to the Director for prior written determination of no supervisory objection.  The Board shall review and update the Bank’s written Capital Plan at least annually and more frequently if required by the Director in writing.  Revisions to the Bank’s written Capital Plan shall be submitted to the Director for a prior written determination of no supervisory objection.

(8)   At the next Board meeting following receipt of the Director’s written determination of no supervisory objection, the Board shall adopt and the Bank (subject to Board review and ongoing monitoring) shall immediately implement and thereafter ensure adherence to the written Capital Plan and any amendments or revisions thereto.

(9)   At least monthly, the Board shall review financial reports and earnings analyses that evaluate the Bank’s performance against the goals and objectives established in the written Capital Plan, as well as the Bank’s written explanation of significant differences between the actual and projected balance sheet, income statement, and expense accounts, including descriptions of extraordinary and/or nonrecurring items.  This review shall include a description of the actions the Board will require the Bank to take to address any deficiencies.

(10)    At least quarterly the Board shall prepare a written evaluation of the Bank’s performance against the written Capital Plan, which shall include a description of the actions the Board will require the Bank to take to address any deficiencies.  The Board’s monthly reviews and preparation of the quarterly written evaluations shall be documented in the Board meeting minutes.  The Board shall retain a copy of these monthly reviews and Board meeting minutes and shall forward a copy of these quarterly written evaluations and Board meeting minutes to the Director within ten (10) days of completion of its quarterly written evaluations.

(11)    If the Bank fails to maintain the capital ratios required by paragraph one (1) of this Article, fails to submit a Capital Plan as required by paragraph four (4) of this Article, or fails to implement a Capital Plan to which the Director has provided a written determination of no supervisory objection, then the Bank may, in the Director’s sole discretion, be deemed undercapitalized for purposes of this Order.  The Bank shall take such corrective measures as the OCC may direct in writing from among the provisions applicable to undercapitalized depository institutions under 12 U.S.C. § 1831o(e) and 12 C.F.R. Part 6 for national banks.  For purposes of this requirement, an action “necessary to carry out the purpose of this section” under 12 U.S.C. § 1831o(e)(5) shall include restoration of the Bank’s capital to the minimum ratios required by this Order, and any other action deemed advisable by the OCC to address the Bank’s capital deficiency or the safety and soundness of its operations.

ARTICLE IV

BOARD TO ENSURE EFFECTIVE MANAGEMENT

(1)   Within ninety (90) days of the date of this Order, the Board shall adopt and take the necessary steps to implement corporate governance and decision-making processes to correct the Bank’s deficiencies in management, leadership, and Board oversight as described in the most recent Report of Examination (“ROE”).  At a minimum, the Board shall ensure and document the following:

(a)    Senior executive officers as defined in 12 C.F.R. § 163.555 are capable of performing present and anticipated duties, factoring in each officer’s past actual performance, experience, and qualifications, compared to their position description, duties, and responsibilities, with particular emphasis on their proposed responsibilities to execute the Strategic Plan required by Article II and correct the concerns raised in the ROE or any subsequent ROE;

(b)    clearlines of responsibility and authority for each member of senior management, including but not limited to, the Chief Executive Officer, President, Chief Lending Officer, Chief Operating Officer, and Chief Financial Officer;

(c)     a management employment and succession program to promote the retention and continuity of capable management;

(d)    sufficient processes, personnel, and control systems to effectively implement and adhere to all provisions of this Order, and that Bank personnel have sufficient training and authority to execute their duties and responsibilities under this Order;

(e)     a process to ensure that management appropriately responds to any audit, or compliance or regulatory criticisms, including but not limited to, provisions for loan and lease losses, loan accrual designations, and loan risk rating designations; and

(f)     that the Board receives and reviews sufficient Bank information from management (including scope, frequency, and content) on the operation of the Bank and compliance with this Order to enable them to provide oversight and fulfill their fiduciary duties and other responsibilities under law and as outlined in the OCC’s The Directors Handbook (October

2010) and “Duties and Responsibilities of Directors”booklet (March 1990) of the Comptroller’s Handbook.

(2)   The Board shall establish, at least annually, the objectives by which senior executive officers’ effectiveness will be measured.

(3)   The Board shall perform and prepare an annual written performance appraisal for each banksenior executive officer that evaluates performance according to the position’s description and responsibilities, adherence to the Strategic Plan, objectives established by the Board, and the effectiveness of developing and successfully implementing action plans to remedy issues raised in Reports of Examination or audit reports.  If necessary and as appropriate the Board shall engage a qualified independent third party to assist the Board in preparing the written performance appraisals.  Upon completion and at the request of the Director, copies of each performance appraisal shall be submitted to the Director.  The Board shall ensure that the Bank addresses any identified deficiencies in a manner consistent with paragraph one (1) of this Article.

ARTICLE V

COMMERCIAL REAL ESTATE CONCENTRATION RISK MANAGEMENT

(1)   No later than January 31, 2014, the Board shall develop and adhere to a written commercial real estate (CRE) concentration risk management program that addresses all concentrations of credit-related corrective actions in the most recent ROE and is consistent with the guidance set forth in OCC Bulletin 2006-46 (December 6, 2006), Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices: Interagency Guidance on CRE Concentration Management, and the “Concentrations of Credit” booklet of the

Comptrollers’ Handbook (December 13, 2011).  The program shall include, but is not limited to, the following:

(a)    policy guidelines addressing the level and nature of exposures acceptable to the Bank and setting concentration limits, including limits on commitments to individual borrowers and appropriate sub-limits;

(b)    procedures to identify and quantify the nature and level of risk presented by concentrations, including review of changes in conditions in the Bank’s markets;

(c)     procedures to periodically review and revise, as appropriate, risk exposure limits and sub-limits to conform to any changes in the Bank’s strategies and to respond to changes in market conditions;

(d)    quarterly portfolio-level stress tests or sensitivity analysis to quantify the impact of changing economic conditions on asset quality, earnings, and capital;

(e)     appropriate strategies for managing concentration levels, including a contingency plan to reduce or mitigate concentrations deemed imprudent for the Bank’s earnings, capital, or in the event of adverse market conditions; and

(f)     quarterly reports to the Board, which shall at a minimum include the following:

(i)                  a summary of concentration levels by type and sub-type;

(ii)               a summary of the Bank’s market analysis;

(iii)            strategies implemented to ensure or obtain compliance when concentrations approach or exceed Board approved limits; and

(iv)           a summary of changes in risk levels by concentration type and sub-type, with discussion of recommended changes in credit administration procedures (i.e., underwriting practices, risk rating, monitoring, training).

(2)   Upon completion, the Board shall thereafter adopt and the Bank, subject to Board review and ongoing monitoring, shall immediately implement and thereafter ensure adherence to the written CRE concentration risk management program.

(3)   Upon completion, the Board shall forward a copy of the program required in paragraph one (1) of this Article, and any concentration reports, studies, or analysis to the Director within ten (10) days of completion.

ARTICLE VI

CRITICIZED ASSETS

(1)   The Bank shall take immediate and continuing action to protect its interests in those assets criticized as “doubtful,” “substandard,” or “special mention” in the most recent ROE, in any subsequent ROE, by any internal or external loan review, or in any list provided to management by the OCC Examiners during any examination.

(2)   Within ninety (90) days of the date of this Order, the Board shall review and revise and the Bank (subject to Board review and ongoing monitoring) shall implement and thereafter ensure adherence to a written program designed to reduce the level of the Bank’s criticized assets.  The program shall include, but not be limited to, the following:

(a)     reporting of classified asset levels by type to the Board or a designated committee thereof every month;

(b)     reporting of special mention asset levels by type to the Board or a designated committee thereof every month; and

(c)     developing strategies for reducing levels of classified and special mention assets by asset type.

(3)   The Board’s program developed in accordance with paragraph two (2) of this Article shall include developing individual workout plans designed to eliminate the basis of criticism and protect the Bank’s interest, for all criticized assets, credit relationships or parcels of other real estate owned (“OREO”) with a carrying value of five hundred thousand dollars ($500,000) or more, and will require the Board to review and adopt, quarterly, the individual workout plans.  Each individual workout plan shall cover an entire credit relationship and shall include, at a minimum, analysis and documentation of the following, as applicable:

(a)     origination date, original and current balance, stated purpose of the loan, name(s) of the borrower(s), name(s) of the guarantor(s), and the originalexpected sources of repayment;

(b)     identification of the individual(s) responsible for managing the criticized asset and completing the requirements of the written plan and the originating and current loan officers, if different;

(c)     identification of the current expected primary and secondary sources of repayment and an analysis of their adequacy;

(d)     the number of extensions or modifications granted for the loan, including a determination of whether the loan is considered a Troubled Debt Restructuring as set forth in Accounting Standards Codification (“ASC”) Subtopic 310-40 “Receivables — Troubled Debt Restructurings by Creditors” (formerly Financial Accounting Standards Board (“FASB”) Statement No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings,” as amended by FASB Statement No. 114, “Accounting by

Creditors for Impairment of a Loan”) and the Consolidated Reports of Condition and Income (“Call Report”) instructions;

(e)     a description of the basis for criticism, current risk rating, charge-off history, and past-due and accrual status, with supporting comments for each;

(f)      the current value of supporting collateral, results of inspections, and the Bank’s current lien position on such collateral, and all other documentation necessary to support the collateral valuation;

(g)     an analysis of current and satisfactory credit information, including analysis of borrower’s and guarantor’s global cash flow, and of business cash flow where loans are to be repaid from operations;

(h)     the proposed action(s) to eliminate the basis of criticism, a discussion of changes since the prior report, and the time frame for eliminating said basis of criticism, including, if appropriate, an exit strategy;

(i)      trigger dates for positive borrower actions or for loan officers or other responsible staff to reassess the strategy, enact collection plans, and make appropriate downgrades or place the loan on nonaccrual;

(j)      a determination whether the loan should be placed on nonaccrual and/or is impaired, and the amount of any impairment, consistent with FASB ASC 310-10 “Receivables - Overall — Subsequent Measurement — Impairment” (“FASB ASC 310-10”);

(k)     a historical record of the action(s) taken to protect the Bank’s interests in the asset that, at a minimum, includes the date of the action, the identity of the party who took the action(s), and the rationale for any departure from approved proposed action(s); and

(l)      include for loans made for the purpose of constructing upon or developing real estate:

(i)    project development status, including the percentage complete and the estimated cost to complete unfinished projects;

(ii)       a comparison of construction and development costs to the budgeted amount;

(iii)      a comparison of sales activity to the original sales projections;

(iv)      amount of initial interest reserve and the amount of any subsequent additions to the reserve; and

(v)       other significant information relating to the project.

(4)   Upon adoption by the Board, copies of individual workout plans shall be forwarded to the Director.

(5)   The Board shall conduct a review, on at least a quarterly basis, to:

(a)     determine management’s adherence to each individual workout or action plan;

(b)     evaluate the effectiveness of each individual workout or action plan; and

(c)     approve revisions to the plans or alternative actions.

(6)   A copy of each quarterly review shall be forwarded to the Director.

(7)   Effective immediately, the Bank may not extend credit, directly or indirectly, including renewals, extensions, capitalization of accrued interest, or overdrafts to a borrower whose loans or other extensions of credit are criticized internally, in the ROE, in any subsequent ROE, in any internal or external loan review, or in any list provided to management by OCC

Examiners and whose aggregate loans or other extensions of credit equal or exceed five hundredthousand dollars ($500,000), unless and until the Board, or a designated committee thereof, finds and documents in writing that each of the following conditions is met:

(a)     the extension of additional credit is necessary to promote the best interests of the Bank;

(b)     the Bank has performed a written credit and collateral analysis as required by paragraph three (3)(f) through (h) of this Article, and, if necessary, the proposed action referred to in paragraph three (3)(k) of this Article is revised, as appropriate; and

(c)     the Board’s formal plan to collect or strengthen the criticized asset will not be compromised by the extension of credit.

(8)   A copy of the findings and approval of the Board or designated committee thereof shall be maintained in the credit file of the affected borrower.

(9)   Within ninety (90) days of the date of this Order, the Board shall ensure that a program is in place to hold loan officers and other responsible employees accountable for adherence to policies and procedures adopted pursuant to paragraph three (3) of this Article, including, but not limited to, consideration of such adherence (or failure to adhere) in periodic performance reviews and compensation decisions.

ARTICLE VII

LOAN REVIEW

(1)       Within ninety (90) days, the Board shall ensure the Bank adhere to an effective, independent, and on-going loan review system to review, at least quarterly, the Bank’s loan and lease portfolios to assure the timely identification and categorization of problem credits.  The system shall provide for a written report to be filed with the Board after each review and shall use a loan and lease grading system consistent with the guidelines set forth in “Rating Credit Risk” and “Allowance for Loan and Lease Losses” booklets of the Comptroller’s Handbook.  Such reports shall include, at a minimum, conclusions regarding:

(a)     the identification, type, and amount of all criticized loans;

(b)               the assigned credit risk rating including, if applicable, accrual designation and the amount of any impairment reserve;

(c)     the identification and amount of delinquent and nonaccrual loans;

(d)     the identification and status of credit related violations of law or regulation;

(e)     credit underwriting and collateral documentation exceptions;

(f)      the expected sources of repayment;

(g)     past repayment performances;

(h)     covenants related to each loan;

(i)      loans and leases to affiliates, insiders, and related parties;

(j)      documentation of the Bank’s lien position;

(k)               a documented analysis of current and complete credit information, including a global cash flow analysis of the borrower and guarantor’s repayment ability, where repayment is dependent in whole or in part, on the guarantor;

(l)                   loans and other extensions of credit considered exceptions to, or not in conformance with, the Bank’s lending policies and procedures;

(m)    the identity of the loan officer who originated each loan reported.

(2)   The Board shall evaluate the written loan review report(s) and shall ensure that immediate, adequate, and continuing remedial action is taken to correct any deficiencies noted in the report(s).

(3)   Within sixty (60) days of the date of this Order, the Board shall employ a qualified, independent consultant or firm to perform an annual credit review for church, multifamily and commercial credit relationships with balances equal to or exceeding two hundred fifty thousand dollars ($250,000) with the first report as of December 31, 2013.  The name and qualifications of the proposed consultant or firm shall be submitted to the Director for review.The credit review shall provide for a written report to be filed with the Board after each review, and use a loan grading system consistent with GAAP, 12 C.F.R.§ 160.160, and the OTS Examination Handbook, Section 260, “Classification of Assets,” July 2010, and any successor regulations and guidance.  Such reports shall, at a minimum, include the consultant or firms comments and conclusions regarding paragraph 1(a) through (m) and the following:

(a)   accuracy of internal risk ratings

(b)   completeness and effectiveness of the Criticized Assets Reports;

(c)   overall credit administration;

(d)   overall concentration of credit risk;

(e)          the accuracy of the Allowance for Loan and Lease Loss.

(4)   Prior to the appointment or employment of any consultant or firm, or entering into any contract with any consultant or firm, the Board shall submit the proposed scope and terms of employment to the Director for a prior written determination of no supervisory objection.  After the Director has advised the Bank in writing that it does not take supervisory objection to the consultant or firm and the scope of the review, the Board shall immediately engage the consultant or firm pursuant to the proposed terms of the engagement.

(5)                     The Board,or designated committee, shall review the independent loan review reports and ensure that, if appropriate, immediate, adequate, and continuing remedial action is taken upon the findings noted in the reports.

ARTICLE VIII

ALLOWANCE FOR LOAN AND LEASE LOSSES

(1)                     Within thirty (30) days of the date of this Order, the Board shall adopt and implement written policies and procedures for maintaining an adequate ALLL in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Bank’s ALLL policies and procedures shall be consistent with the guidance set forth in the Federal Financial Institutions Examination Council’s (“FFIEC”) (i) “Interagency Policy Statement on the Allowance for Loan and Lease Losses”, OCC Bulletin 2006-47 (December 13, 2006) (“Interagency Statement”); and (ii) “Interagency Guidance on ALLL Estimation Practices for Junior Liens” , OCC Bulletin 2012-6 (January 31, 2012), and shall, at a minimum, include:

(a)               procedures for determining whether a loan is impaired and measuring the amount of impairment, consistent with GAAP, including FASB ASC 310-10;

(b)               procedures for segmenting the loan portfolio and estimating loss on groups of loans that are consistent with GAAP, including FASB ASC 450-20 “Loss Contingencies,” and that shall require the Bank to document its estimation of credit losses and its analysis of the nine qualitative factors set forth in the Interagency Statement;

(c)                procedures for validating the ALLL methodology;

(d)               a process for summarizing and documenting, for the Board’s prior review and approval, the amount to be reported in the Call Reports for the ALLL; and

(e)                a process to ensure that all official and regulatory reports filed by the Bank accurately reflect an adequate ALLL balance as of the date that such reports are submitted and that any difference between the ALLL balance as determined by the analysis required by this Article and the Bank’s actual ALLL balance shall be remedied through appropriate account adjustments in the quarter in which the difference is discovered, prior to filing the Call Report.

Upon adoption, the Board shall submit a copy of the policies and procedures required by this Article, or any subsequent amendments or changes to those policies and procedures, to the Director.

ARTICLE IX

THIRD PARTY CONTRACTS INVOLVING SALE, MERGER, OR RECAPITALIZATION

(1)                     The Bank shall not enter into any contract with a third party,to assist in the sale, merger, or recapitalization of the Bank that requires the payment of anything other than expenses prior to such sale, merger, or recapitalization, or that requires the Bank to pay, directly or indirectly, the cost of performing due diligence, or other services related to the transaction, unless the Bank first receives the Director’s written determination of no supervisory objection.

(2)                     Any request for the Director’s written determination of no supervisory objection shall include:

(a)               a description of the due diligence credit review, fairness opinion, or any other services to be performed by the third party, including a copy of the proposed contract or engagement;

(b)               a description of the Bank’s due diligence process for agreeing to the services to be performed by a potential purchaser or merger partner; and

(c)                a determination by the Board that:

(i)                         the activities to be performed by the third party as part of the sale or merger requirements are fair and reasonable to the Bank;

(ii)                      the parties are able to perform under the contract or commitment;

(iii)                   the fees the Bank is required to pay to the third party are reasonable for the services provided; and

(iv)                  the contract is in the best interests of the Bank.

(3)         Following any written determination of no supervisory objection by the Director, the Board shall regularly monitor the third party provider’s performance to ensure that the third party provider is complying with the written contract or engagement.  The Board shall immediately take appropriate action if the third party provider is not complying with the written contract or engagement and shall maintain documentation of any such actions.

ARTICLE X

VIOLATIONS OF LAW

(1)         The Board shall require and the Bank shall promptly take all necessary steps to correct each violation of law, rule, or regulation cited in the most recent ROE or any subsequent ROE, or brought to the Board’s or the Bank’s attention in writing by management, regulators, auditors, loan review, or other compliance efforts.  Within thirty (30) days after a violation is cited or brought to the Board’s or the Bank’s attention, the Bank shall provide to the Board a list of any violations that have not been corrected.  This list shall include an explanation of the actions taken to correct the violation, the reasons why the violation has not yet been corrected, and a plan to correct the violation by a specified date.

(2)         The progress reports required by Article I of this Order shall include the date and manner in which each correction has been effected during that reporting period.

(3)         Within ninety (90) days of the date of this Order, the Board shall adopt and the Bank, subject to Board review and ongoing monitoring, shall implement and thereafter ensure adherence to:

(a)               specific procedures to prevent future violations as cited in the most recent ROE; and

(b)               general procedures addressing compliance management that incorporate internal control systems and education of employees regarding laws, rules, and regulations applicable to their areas of responsibility.

ARTICLE XI

OTHER PROVISIONS

(1)         Although the Bank is by this Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Director, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2)         In each instance in this Order in which the Board is required to ensure adherence to and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)               ensure that the Bank has sufficient processes, management, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Order, and that Bank management and personnel have sufficient training and authority to execute their duties under this Order;

(b)               authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(c)                require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(d)               follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(e)                require corrective action be taken in a timely manner of any non-compliance with such actions.

(3)         Each citation or referenced guidance included in this Order includes any subsequent guidance that replaces, supersedes, amends, or revises the cited law, regulation,or guidance.

(4)         The provisions of this  Order are effective upon issuance by the Comptroller through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller, through his authorized representative.

(5)         Except as otherwise expressly provided herein, any time limitations imposed by this Order shall begin to run from the effective date of this Order.

(6)         If the Bank requires a waiver or suspension of any provision or an extension of any timeframe within this Order, the Board shall submit a written request to the Director asking for relief.  Any written requests submitted pursuant to this Article shall include a statement setting forth in detail, with relevant supporting documentation, the special facts and circumstances that support the waiver or suspension of any provision or an extension of a timeframe within this Order.

(7)         The Director’s decision concerning a request submitted pursuant to paragraph six (6) of this Article is final and not subject to further review.

(8)         This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

(9)         It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(10)              The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements, or prior arrangements between the parties, whether oral or written.

(11)              All reports or plans that the Bank or Board has agreed to submit to the Director pursuant to this Order shall be forwarded, by overnight mail or via email, to the following:

Director for Special Supervision	with a copy to:
Comptroller of the Currency	OCC
400 7th Street, S.W.	Los Angeles Field Office
Suite 3E-218, MS 8E-12	500 N. Brand Blvd, Suite 500
Washington, DC 20219	Glendale, CA90213

(12)              The OTS and the Bank entered into a Cease and Desist Order dated September 9, 2010 (“Order”).  This Consent Order replaces the Order in its entirety and, therefore, the Order is hereby terminated.  Provided, however, that the Bank and its institution-affiliated parties remain liable for any breach of the Order preceding its termination.

IT IS SO ORDERED, this            day ofOctober,2013.

Henry Fleming
Director for Special Supervision